SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

June 25, 2015

DYNEGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33443	20-5653152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Travis, Suite 1400, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

7.01        Regulation FD Disclosure.

On June 22, 2015 Dynegy Inc. (“Dynegy”) issued a press release announcing that Dynegy will host an investor day on June 25, 2015. Robert C. Flexon, Dynegy’s President and Chief Executive Officer, and members of Dynegy’s management team will discuss Dynegy’s strategy and key drivers of future earnings. The investor presentation slides for use in conjunction with investor day are being posted on Dynegy’s website as described below.

The listen-only webcast can be accessed, along with the presentation materials, via the “Investor Relations” section of Dynegy’s website at www.dynegy.com beginning at 8:00 a.m. ET on Thursday, June 25, 2015. For persons unable to listen to the live webcast, the call will be archived and available for replay on Dynegy’s website for a one-month period.

The presentation slides include statements intended as “forward-looking statements,” which are subject to the cautionary statement about forward-looking statements set forth therein. Certain of the slides also contain non-GAAP financial information. Reconciliations of these measures to the most directly comparable GAAP financial measures, to the extent available without unreasonable effort, are contained in the presentation slides. To the extent required, statements disclosing the definitions, utility and purposes of these measures are set forth in Dynegy’s Current Report on Form 8-K filed with the SEC on May 6, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.
(Registrant)

Dated: June 25, 2015	By:	/s/ Catherine B. Callaway
	Name:	Catherine B. Callaway
	Title:	Executive Vice President, Chief Compliance Officer and General Counsel